SCHEDULE 14A
                           (RULE 14A-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement         / / Confidential, for Use of the
                                            Commission Only (as permitted)
                                            by Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                          F&M BANCORP
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       (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement, if other than Registrant)
              Gordon M. Cooley, Corporate Secretary

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11c (1) (ii), 14a-6(I) (1), or 14a-6(I) (2)
or Item 22(a) (2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i) (3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1) Title of each class of securities to which translation applies:
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(2) Aggregate number of securities to which translation applies:
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):
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(4) Proposed maximum aggregate value of transaction:
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(5) Total fee paid:
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/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing be registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
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(2) Form, schedule or registration statement no.:
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(3) Filing party:
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(4) Date filed:
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

	AUDIT COMMITTEE AND INDEPENDENT PUBLIC ACCOUNTANTS

     The accounting firm of Arthur Anderson LLP ("AA") has acted as Bancorp's independent public accountants for the year ended December 31, 1997 and has been recommended by the Audit Committee and selected by the Board of Directors to act as such for the current fiscal year. A partner of AA is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires and to respond to appropriate questions.

     On July 9, 1996, Bancorp engaged AA in place of its independent public accountant, Keller Bruner & Company, LLC ("KB"), on the recommendation and approval of the Audit Committee, which action was ratified by the full Board after an extensive review and analysis of proposals submitted by nine accounting firms, including KB. KB was not dismissed as the result of any disagreement. The reports of KB on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1995 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, auditing scope or accounting principles. During the two fiscal years in the period ended December 31, 1995 and the subsequent interim periods preceding such dismissal, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon review of Forms 3, 4, and 5 and amendments thereto furnished to the Corporation and inquiry to directors and executive officers, all required reports of securities activities were timely filed. An amendment to Form 4 originally filed in June 1994 was filed by director Winkler to clarify beneficial ownership of shares received as the result of a stock dividend.


                         OTHER MATTERS

     The management of Bancorp knows of no matters to be presented for action at the annual meeting other than those mentioned above; however, if any other matters properly come before the annual meeting, or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote on such other matters in accordance with their judgment of the best interests of Bancorp. Each such matter generally requires the affirmative vote of a majority of the shares voted on the matter. Abstentions and broker non-votes generally will be treated as shares not voted and will have no effect.

                     STOCKHOLDER PROPOSALS

     Stockholders' proposals intended to be presented at the 1999 Annual Meeting must be received by Bancorp for inclusion in Bancorp's Proxy Statement and form of proxy relating to that meeting by November 20, 1998.


                   ANNUAL REPORT ON FORM 10-K

     A copy of the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, is available without charge upon written request to F&M Bancorp, Investor Relations, 110 Thomas Johnson Drive, P.O. Box 518, Frederick, Maryland 21705.

                                   By Order of the Board of Directors,



                                   Gordon M. Cooley
                                   Secretary

Frederick, Maryland
March 20, 1998

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously principal accountants for F&M Bancorp and on January 24, 1996, we reported on the consolidated financial statements of F&M Bancorp ("Bancorp") as of and for the two years ended December 31, 1995. On July 9, 1996, we were dismissed as principal accounts of Bancorp. We have read Bancorp's statements included in its 1998 proxy pursuant to Item 304(a) of Regulation S-K, and we agree with such statements.

                                   /s/ Keller Bruner & Company, LLC
                                   ---------------------------------

                                   Keller Bruner & Company, LLC
                                   Certified Public Accounts